Exhibit 99

NEWS RELEASE

May 2, 2024

Dominion Energy Announces First-Quarter 2024 Earnings

•
First-quarter 2024 GAAP net income of $0.78 per share; operating earnings (non-GAAP) of $0.55 per share
•
Company affirms all financial guidance provided at its March 1, 2024 investor meeting including guidance related to earnings, credit, and dividend

RICHMOND, Va. – Dominion Energy, Inc. (NYSE: D), today announced unaudited net income determined in accordance with Generally Accepted Accounting Principles (GAAP, or reported earnings) for the three months ended March 31, 2024, of $674 million ($0.78 per share) compared with net income of $981 million ($1.15 per share) for the same period in 2023.

Operating earnings (non-GAAP) for the three months ended March 31, 2024, were $483 million ($0.55 per share), compared to operating earnings of $515 million ($0.59 per share) for the same period in 2023.

Differences between GAAP and operating earnings for the period include a net benefit from discontinued operations primarily associated with the sale of gas distribution operations, the gains and losses on nuclear decommissioning trust funds, mark-to-market impact of economic hedging activities, and other adjustments. Details of operating earnings as compared to prior periods, business segment results and detailed descriptions of items included in reported earnings but excluded from operating earnings can be found on Schedules 1, 2, 3 and 4 of this release.

Guidance

The company affirms its full-year 2024 operating earnings guidance range of $2.62 to $2.87 per share. The company also affirms its full-year 2025 operating earnings guidance range of $3.25 to $3.54 per share. The company also affirmed the other financial guidance provided at the March 1, 2024 investor meeting including guidance related to earnings, credit, and dividend.

Webcast today

The company will host its first-quarter 2024 earnings call at 10 a.m. ET on Thursday, May 2, 2024. Management will discuss matters of interest to financial and other stakeholders including recent financial results.

A live webcast of the conference call, including accompanying slides and other financial information, will be available on the investor information pages at investors.dominionenergy.com.

For individuals who prefer to join via telephone, domestic callers should dial 1- 800-723-6494 and international callers should dial 1- 785-424-1631. The passcode for the telephonic earnings call is 66318. Participants should dial in 10 to 15 minutes prior to the scheduled start time.

A replay of the webcast will be available on the investor information pages by the end of the day May 2. A telephonic replay of the earnings call will be available beginning at about 1 p.m. ET on May 2. Domestic callers may access the recording by dialing 1- 888-269-5331. International callers should dial 1- 402-220-7327. The passcode for the replay is 66318.

Important note to investors regarding operating, reported earnings

Dominion Energy uses operating earnings (non-GAAP) as the primary performance measurement of its results for public communications with analysts and investors. Operating earnings are defined as reported earnings adjusted for certain items. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans, and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

About Dominion Energy

About 6 million customers in 15 states energize their homes and businesses with electricity or natural gas from Dominion Energy (NYSE: D), headquartered in Richmond, Va. The company is committed to providing reliable, affordable, and increasingly clean energy every day and to achieving Net Zero emissions by 2050. Please visit DominionEnergy.com to learn more.

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to various risks and uncertainties. Factors that could cause actual results to differ include, but are not limited to: the direct and indirect impacts of implementing recommendations resulting from the business review concluded in March 2024; unusual weather conditions and their effect on energy sales to customers and energy commodity prices; extreme weather events and other natural disasters; extraordinary external events, such as the pandemic health event resulting from COVID-19; federal, state and local legislative and regulatory developments; changes to regulated rates collected by Dominion Energy; timing and receipt of regulatory approvals necessary for planned construction or expansion projects and compliance with conditions associated with such regulatory approvals; the inability to complete planned construction projects within time frames initially anticipated; risks and uncertainties that may impact the ability to develop and construct the Coastal Virginia Offshore Wind (CVOW) Commercial Project within the currently proposed timeline, or at all, and consistent with current cost estimates along with the ability to recover such costs from customers; changes to federal, state and local environmental laws and regulations, including those related to climate change; cost of environmental strategy and compliance, including cost related to climate change; changes in implementation and enforcement practices of regulators relating to environmental standards and litigation exposure for remedial activities; changes in operating, maintenance and construction costs; additional competition in Dominion Energy’s industries; changes in demand for Dominion Energy’s services; receipt of approvals for, and timing of, closing dates for acquisitions and divestitures; impacts of acquisitions, divestitures, transfers of assets by Dominion Energy to joint ventures, and retirements of assets based on asset portfolio reviews; the expected timing and likelihood of the completion of the proposed sales of Public Service Company of North Carolina, Incorporated, Questar Gas Company, and Wexpro Company, and their consolidated subsidiaries and related entities, as applicable, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such approvals; the expected timing and likelihood of the completion of the proposed sale of a 50% noncontrolling interest in the CVOW Commercial Project, including the ability to obtain the requisite regulatory approvals and the terms and conditions of such approvals; adverse outcomes in litigation matters or regulatory proceedings; fluctuations in interest rates; the effectiveness to which existing economic hedging instruments mitigate fluctuations in currency exchange rates of the Euro and Danish Krone associated with certain fixed price contracts for the major offshore construction and equipment components of the CVOW Commercial Project; changes in rating agency requirements or credit ratings and their effect on availability and cost of capital; and capital market conditions, including the availability of credit and the ability to obtain financing on reasonable terms. Other risk factors are detailed from time to time in Dominion Energy’s quarterly reports on Form 10-Q and most recent annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.

#####

For further information: Media: Ryan Frazier, (804) 836-2083 or C.Ryan.Frazier@dominionenergy.com;

Investor Relations: David McFarland, (804) 819-2438 or David.M.McFarland@dominionenergy.com

Consolidated Statements of Income (GAAP)

Dominion Energy, Inc.
Consolidated Statements of Income *
Unaudited (GAAP Based)

	Three Months Ended
	March 31,
(millions, except per share amounts)	2024	2023
Operating Revenue	$3,632	$3,883
Operating Expenses
Electric fuel and other energy-related purchases	959	1,022
Purchased electric capacity	12	8
Purchased gas	120	123
Other operations and maintenance(1)	885	838
Depreciation and amortization	621	622
Other taxes	202	191
Total operating expenses	2,799	2,804
Income (loss) from operations	833	1,079
Other income (expense)	435	276
Interest and related charges	574	479
Income (loss) from continuing operations including noncontrolling interests before income tax expense (benefit)	694	876
Income tax expense (benefit)	134	176
Net Income (loss) from continuing operations	560	700
Net Income (loss) from discontinued operations	114	281
Net Income (loss) attributable to Dominion Energy	$674	$981
Reported Income (loss) per common share from continuing operations - diluted	$0.64	$0.81
Reported Income (loss) per common share from discontinued operations - diluted	0.14	0.34
Reported Income (loss) per common share - diluted	$0.78	$1.15
Average shares outstanding, diluted	837.6	835.5
(1)
Includes impairment of assets and other charges (benefits) and losses (gains) on sales of assets.

*The notes contained in Dominion Energy's most recent quarterly report on Form 10-Q or annual report on Form 10-K are an integral part of the Consolidated Financial Statements.

Schedule 1 - Segment Reported and Operating Earnings

Unaudited

	Three Months Ended March 31,
(millions, except per share amounts)	2024	2023	Change
REPORTED EARNINGS(1)	$674	$981	$(307)
Pre-tax loss (income)(2)	(264)	(590)	326
Income tax(2)	73	124	(51)
Adjustments to reported earnings	(191)	(466)	275

OPERATING EARNINGS (non-GAAP)	$483	$515	$(32)
By segment:
Dominion Energy Virginia	424	386	38
Dominion Energy South Carolina	80	91	(11)
Contracted Energy	122	111	11
Corporate and Other	(143)	(73)	(70)
	$483	$515	$(32)
Earnings Per Share (EPS)(3):
REPORTED EARNINGS(1)	$0.78	$1.15	$(0.37)
Adjustments to reported earnings (after-tax)	(0.23)	(0.56)	0.33
OPERATING EARNINGS (non-GAAP)	$0.55	$0.59	$(0.04)
By segment:
Dominion Energy Virginia	0.51	0.46	0.05
Dominion Energy South Carolina	0.10	0.11	(0.01)
Contracted Energy	0.14	0.13	0.01
Corporate and Other	(0.20)	(0.11)	(0.09)
	$0.55	$0.59	$(0.04)
Common Shares Outstanding (average, diluted)	837.6	835.5

(1)
Determined in accordance with Generally Accepted Accounting Principles (GAAP).
(2)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(3)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued. For the three months ended March 31, 2024 and 2023, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.

Schedule 2 - Reconciliation of 2024 Reported Earnings to Operating Earnings

2024 Earnings (Three Months Ended March 31, 2024)

The $264 million pre-tax net income of the adjustments included in 2024 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$165 million of net benefit from discontinued operations primarily related to a $178 million benefit associated with gas distribution operations (inclusive of a $102 million net loss on sale related to the East Ohio Transaction).
•
$158 million net market benefit primarily associated with $266 million from nuclear decommissioning trusts (NDT) offset by $108 million in economic hedging activities.
•
$47 million of nonregulated asset impairments and other charges representing a charge in connection with a settlement of an agreement.

(millions, except per share amounts)	1Q24	2Q24	3Q24	4Q24	YTD 2024
Reported earnings	$674				$674
Adjustments to reported earnings(1):
Pre-tax loss (income)	(264)				(264)
Income tax (benefit)	73				73
	(191)				(191)
Operating earnings (non-GAAP)	$483				$483
Common shares outstanding (average, diluted)	837.6				837.6
Reported earnings per share(2)	$0.78				$0.78
Adjustments to reported earnings per share(2)	(0.23)				(0.23)
Operating earnings (non-GAAP) per share(2)	$0.55				$0.55

(1) Adjustments to reported earnings are reflected in the following table:
	1Q24	2Q24	3Q24	4Q24	YTD 2024
Pre-tax loss (income):
Discontinued operations	$(165)				$(165)
Net loss (gain) on NDT funds	(266)				(266)
Mark-to-market impact of economic hedging activities	108				108
Regulated asset retirements and other charges	(17)				(17)
Nonregulated asset impairments and other charges	47				47
Business review costs	29				29
	$(264)				$(264)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	584				584
Deferred taxes associated with sale of gas distribution operations(4)	(511)				(511)
	$73				$73

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. For the first quarter of 2024, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.
(3)
Excludes a $450 million tax benefit on non-deductible goodwill associated with the sale of gas distribution operations. Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
Represents the reversal of previously established deferred taxes related to the basis in the stock of the gas distribution operations.

Schedule 3 - Reconciliation of 2023 Reported Earnings to Operating Earnings

2023 Earnings (Twelve months ended December 31, 2023)

The $1.7 billion pre-tax net income of the adjustments included in 2023 reported earnings, but excluded from operating earnings, is primarily related to the following items:

•
$1.1 billion of net benefit from discontinued operations, primarily related to a $722 million benefit associated with the sale of the remaining non-controlling interest in Cove Point (including $626 million net gain on sale) and a $496 million benefit associated with the gas distribution operations expected to be sold to Enbridge Inc. (inclusive of a $334 million impairment charge associated with the East Ohio and Questar Gas Transactions).
•
$1.2 billion net market benefit primarily associated with $411 million from nuclear decommissioning trusts (NDT) and $758 million in economic hedging activities.
•
$370 million of regulated asset retirements and other charges primarily associated with the settlement of Virginia Power’s 2021 triennial review.
•
$118 million of nonregulated asset impairments and other charges primarily related to an ARO revision at Millstone nuclear power station in connection with the expected approval of an operating license extension.

(millions, except per share amounts)	1Q23	2Q23	3Q23	4Q23	YTD 2023(5)
Reported earnings	$981	$583	$157	$273	$1,994
Adjustments to reported earnings(1):
Pre-tax loss (income)	(590)	(346)	(778)	1	(1,713)
Income tax (benefit)	124	73	1,272	(7)	1,462
	(466)	(273)	494	(6)	(251)
Operating earnings (non-GAAP)	$515	$310	$651	$267	$1,743
Common shares outstanding (average, diluted)	835.5	836.2	836.8	837.3	836.5
Reported earnings per share(2)	$1.15	$0.67	$0.16	$0.30	$2.29
Adjustments to reported earnings per share(2)	(0.56)	(0.32)	0.59	(0.01)	(0.30)
Operating earnings (non-GAAP) per share(2)	$0.59	$0.35	$0.75	$0.29	$1.99

(1) Adjustments to reported earnings are reflected in the following table:
	1Q23	2Q23	3Q23	4Q23	YTD 2023
Pre-tax loss (income):
Discontinued operations	$(337)	$(206)	$(683)	$96	$(1,130)
Net loss (gain) on NDT funds	(123)	(158)	98	(228)	(411)
Mark-to-market impact of economic hedging activities	(272)	(58)	(287)	(141)	(758)
Regulated asset retirements and other charges	61	97	61	151	370
Nonregulated asset impairments and other charges	-	-	-	118	118
Net loss (gain) on real estate dispositions	81	(21)	16	(5)	71
Storm damage and restoration costs (income)	-	-	12	(2)	10
Business review costs	-	-	5	12	17
	$(590)	$(346)	$(778)	$1	$(1,713)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings(3)	124	73	333	107	637
Deferred taxes associated with sale of gas distribution operations(4)	-	-	939	(114)	825
	$124	$73	$1,272	$(7)	$1,462

(2)
The calculation of reported and operating earnings per share on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued, reflected in the Corporate and Other segment. During each quarter of 2023, the calculation of reported and operating earnings per share includes the impact of preferred dividends associated with preferred stock of $9 million (Series B) and $11 million (Series C). See Forms 10-Q and 10-K for additional information.
(3)
Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate. For interim reporting purposes, calculation of such amounts may be adjusted in connection with the calculation of the Company’s year-to-date income tax provision based on its estimated annual effective tax rate.
(4)
Represents deferred taxes related to the basis in the stock of the gas distribution operations expected to be sold to Enbridge that will reverse upon the completion of each sale.
(5)
YTD EPS may not equal sum of quarters due to share count difference.

Schedule 4 - Reconciliation of 1Q24 Earnings to 1Q23

Preliminary, Unaudited

	Three Months Ended
	March 31,
	2024 vs. 2023
(millions, except per share amounts)	Increase / (Decrease)
Reconciling Items	Amount	EPS
Change in reported earnings (GAAP)	$(307)	$(0.37)
Change in Pre-tax loss (income)(1)	326	0.39
Change in Income tax(1)	(51)	(0.06)
Adjustments to reported earnings	$275	$0.33
Change in consolidated operating earnings (non-GAAP)	$(32)	$(0.04)

Dominion Energy Virginia
Weather	$22	$0.03
Customer usage and other factors	23	0.03
Customer-elected rate impacts	21	0.03
Rider equity return	53	0.06
Impact of 2023 Virginia legislation	(79)	(0.09)
Storm damage and service restoration	(15)	(0.02)
Planned outage costs	(7)	(0.01)
Depreciation and amortization	(3)	-
Interest expense, net	7	0.01
Other	16	0.01
Share dilution		-
Change in contribution to operating earnings	$38	$0.05
Dominion Energy South Carolina
Weather	$10	$0.01
Customer usage and other factors	12	0.01
Customer-elected rate impacts	(2)	-
Base & RSA rate case impacts	1	-
Depreciation and amortization	(5)	(0.01)
Interest expense, net	(7)	(0.01)
Other	(20)	(0.01)
Share dilution		-
Change in contribution to operating earnings	$(11)	$(0.01)
Contracted Energy
Margin	$1	$-
Planned Millstone outages(2)	2	-
Unplanned Millstone outages(2)	(6)	(0.01)
Depreciation and amortization	7	0.01
Other	7	0.01
Share dilution		-
Change in contribution to operating earnings	$11	$0.01
Corporate and Other
Interest expense, net	$(60)	$(0.07)
Equity method investments	(2)	-
Pension and other postretirement benefit plans	(4)	-
Corporate service company costs	4	-
Other	(8)	(0.02)
Share dilution		-
Change in contribution to operating earnings	$(70)	$(0.09)

Change in consolidated operating earnings (non-GAAP)	$(32)	$(0.04)
Change in adjustments included in reported earnings(1)	$(275)	$(0.33)
Change in consolidated reported earnings	$(307)	$(0.37)
(1)
Adjustments to reported earnings are included in Corporate and Other segment reported GAAP earnings. Refer to Schedules 2 and 3 for details, or find "GAAP Reconciliation" in the Earnings Release Kit on Dominion Energy's website at investors.dominionenergy.com.
(2)
Includes earnings impact from outage costs and lower energy margins.

NOTE: Figures may not sum due to rounding.